Exhibit 3.(ii)


                                     BY-LAWS

                                       of

                                  BESICORP LTD.

                               ARTICLE I - OFFICES

     The principal office of Besicorp Ltd. (the "Corporation") shall be at such place within or without the State of New York as the Board of Directors of the Corporation (the "Board") may from time to time determine; the Corporation may also have offices at such other places within or without the State of New York as the Board may from time to time determine or the business of the Corporation may require.

                            ARTICLE II - SHAREHOLDERS

1.   PLACE OF MEETINGS.

     Meetings of shareholders shall be held at the principal office of the Corporation or at such other place within or without the State of New York as the Board shall authorize.

2.   ANNUAL MEETING.

     The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on such date and hour as the Board shall determine.

3.   SPECIAL MEETINGS.

     Special meetings of the shareholders may be called by the Board or by the President and shall be called by the President or the Secretary at the request in writing of a majority of the Board or at the request in writing of shareholders owning a majority in amount of the shares issued and outstanding. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at a special meeting shall be confined to the purposes stated in the notice. Such meeting shall be held on such date and at such place and hour as shall be designated in the notice thereof.

4.   FIXING RECORD DATE.

     For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other action, the Board shall fix, in advance, a date as the record date for any such determination of shareholders. A determination of shareholders entitled to notice of or to vote at a meeting of the shareholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting. Such date shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed it shall be determined in accordance with the provisions of law.

5.   NOTICE OF MEETINGS OF SHAREHOLDERS.

     Written notice of each meeting of shareholders shall state the purpose or purposes for which the meeting is called, the place, date and hour of the meeting and, unless it is the annual meeting of shareholders, shall indicate that it is being issued by or at the direction of the person or persons calling the meeting. Except as otherwise expressly required by these By-laws, notice shall be given either personally or by mail to each shareholder entitled to vote at such meeting, not less than ten nor more than sixty days before the date of the meeting. If action is proposed to be taken that might entitle shareholders to payment for their shares, the notice shall include a statement of that purpose and to that effect. If mailed, the notice is given when deposited in the United States mail, with postage thereon prepaid, directed to the shareholder at his address as it appears on the record of shareholders, or, if he shall have filed with the Secretary a written request that notices to him be mailed to some other address, then directed to him at such other address. Notice of any adjourned meeting of the shareholders shall not be required to be given if the time and place thereof are announced at the meeting at which the adjournment is taken and a new record date for the adjourned meeting is not thereafter fixed.

6.   WAIVERS.

     Notice of meeting need not be given to any shareholder who signs a waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

7.   QUORUM OF SHAREHOLDERS.

     Except as otherwise expressly required by law or the certificate of incorporation of the Corporation, as amended from time to time (the "Certificate of Incorporation"), if shareholders holding of record a majority of the shares of stock of the Corporation entitled to be voted shall be present in person or by proxy, a quorum for the transaction of business at any meeting of the shareholders shall exist, provided that when a specified item of business is required to be voted on by a class or classes, the holders of a majority of the shares of such class or classes shall constitute a quorum for the transaction of such specified item of business.

     When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.

     In the absence of a quorum at any such meeting or any adjournment or adjournments thereof, a majority in voting interest of those present in person or by proxy and entitled to vote thereat may adjourn such meeting from time to time until shareholders holding the amount of stock requisite for a quorum shall be present in person or by proxy. At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.

8.   PROXIES.

     Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy.

     Every proxy must be signed by the shareholder or his attorney-in-fact. No proxy shall be valid after expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

9.   QUALIFICATION OF VOTERS.

     Except as otherwise provided in the Certificate of Incorporation, each shareholder shall, at each meeting of the shareholders, be entitled to one vote, in person or by proxy, for each share of stock of the Corporation which has voting power on the matter in question and which is held by him and registered in his name on the stock record of the Corporation.

10.  ORGANIZATION OF MEETINGS.

     At each meeting of the shareholders, one of the following shall act as chairman of the meeting and preside thereat in the following order of precedence:

          (a) the Chairman of the Board, if there is one;

          (b) the President;

          (c) the Executive Vice President;

          (d) any other Vice President; or

          (e) any other officer or a shareholder of record designated by a majority in voting interest of the shareholders present in person or by proxy and entitled to vote thereat.

     The Secretary of the Corporation or, if he shall be absent from or presiding over the meeting, the Assistant Secretary designated by the Secretary or the Board, or if both the Secretary and the Assistant Secretaries be absent from or presiding over the meeting the person whom the chairman of the meeting shall appoint, shall act as secretary of the meeting and keep the minutes thereof.

11.  ORDER OF BUSINESS.

     The order of business at each meeting of the shareholders shall be determined by the chairman of the meeting, but such order of business may be changed by a majority in voting interest of those present in person or by proxy at such meeting and entitled to vote thereat.

12.  VOTE OF SHAREHOLDERS.

     Except as otherwise required by statute or by the Certificate of
Incorporation:

          (a) directors shall be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election; and

          (b) all other corporate action shall be authorized by a majority of the votes cast.

13.  INSPECTORS.

     Either the Board or, in the absence of a designation of inspectors by the Board, the chairman of the meeting may, in its or his discretion, appoint one or more inspectors, who need not be shareholders, who shall receive and take charge of ballots and proxies and decide all questions relating to the qualification of those asserting the right to vote and the validity of ballots and proxies. In the event of the failure or refusal to serve of any inspector designated by the Board, the chairman of the meeting shall appoint an inspector to act in place of each such inspector designated by the Board.

14.  WRITTEN CONSENT OF SHAREHOLDERS.

     Any action that may be taken by vote may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all the outstanding shares entitled to vote thereon or signed by such lesser number of holders as may be provided for in the Certificate of Incorporation.

                             ARTICLE III - DIRECTORS

1.   GENERAL POWERS.

     The property, business, affairs and policies of the Corporation shall be managed by or under the direction of the Board.

2.   NUMBER & TERM.

     The number of directors of the Corporation shall be fixed by the Board, and may be increased or decreased from time to time by a majority vote of the then number of directors, provided that such number of directors shall comply with the requirements of applicable law. Such number of directors, as fixed by the Board, is sometimes referred to as the "Entire Board." Directors shall be elected by a plurality vote at the annual meeting of shareholders or at any meeting of shareholders held in lieu of such annual meeting, which meeting, for the purposes of these By-laws, shall deemed the annual meeting, so long as a quorum is present, and at such meeting each director shall be elected to serve until the next annual meeting and until his successor shall be elected and shall qualify, or until his earlier death, resignation or renewal. No decrease in the number of directors shall become effective if the tenure of any director then in office would be terminated thereby.

3.   NEWLY CREATED DIRECTORSHIPS AND VACANCIES.

     Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board for any reason except the removal of directors by vote of the shareholders may be filled by a vote of a majority of the directors then in office, although less than a quorum exists, or the sole remaining director, unless otherwise provided in the Certificate of Incorporation. Vacancies occurring by reason of the removal of directors by vote of the shareholders shall be filled by vote of the shareholders unless otherwise provided in the Certificate of Incorporation. A director elected to fill a vacancy caused by resignation, death or removal shall be elected to hold office for the unexpired term of his predecessor.

4.   REMOVAL OF DIRECTORS.

     Any director may be removed at any time for cause or without cause by vote of the holders of record of a majority in voting interest of shares then entitled to vote at an election of directors at a duly constituted meeting of shareholders. The vacancy in the Board caused by any such removal may be filled by the shareholders at such meeting or subsequently at another duty constituted meeting of shareholders. Any director may also be removed at any time for cause by vote of a majority of the Board.

5.   RESIGNATION.

     A director may resign at any time by giving written notice to the Board, the President or the Secretary of the Corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

6.   QUORUM OF DIRECTORS, ACTION BY THE BOARD.

     Except as otherwise expressly required by these By-laws or by law, a majority of the Entire Board and a majority of the members of any committee shall be present in person at any meeting thereof in order to constitute a quorum for the transaction of business at such meeting; the vote of a majority of the directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or for an act to be the act of the Board or such committee. In the absence of a quorum, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present thereat. Notice of any adjourned meeting need not be given.

7.   PLACE AND TIME OF BOARD MEETINGS.

     (a) Regular meetings of the Board or any committee thereof shall be held at such times and places or places as the Board or the committee may from time to time determine. Special meetings of the Board or any committee thereof shall be held at such times and places as the callers thereof may determine. Meetings may be held at the office of the Corporation or at other places, either within or without the State of New York.

     (b) Any one or more members of the Board or any committee thereof, may participate in a meeting of the Board or such committee, by means of a conference, telephone or other communications equipment allowing all persons participating in the meeting to hear each other at the same time and participation by such means shall constitute presence in the meeting for all purposes of these By-laws.

8.   MEETINGS.

     (a) Annual Meetings. As soon as practicable after each annual meeting of shareholders and election of directors, the Board shall meet for the purpose of organization, the election of officers and the transaction of other business.

     (b) Regular Meetings. Regular meetings of the Board or any committee thereof shall be held as the Board or such committee shall from time to time determine.

     (c) Special Meetings. Special meetings of the Board may be called by order of the President and shall be called by order of the President or Secretary on request of two or more of the directors then in office.

9.   NOTICE OF MEETINGS OF THE BOARD, ADJOURNMENT.

     (a) No notice of regular meetings of the Board or of any committee thereof need be given. The President or the Secretary shall give one day prior notice to each director of the time and place of each annual or special meeting of the Board or adjournment thereof or adjournment of a regular meeting. Such notice shall be given to each director in person or by telephone, telegraph or fax or by ordinary mail post marked at least three days' prior to the annual or special meeting and sent to such director at his residence or usual business address. Notice of a meeting need not be given to any director who submits a waiver of notice whether before or after the meeting or who attends the meeting without protesting prior thereto or at its commencement, the lack of notice to him. Notice of any special meeting need not specify the purpose or purposes of such meeting and may be waived by any director by written waiver or by personal attendance thereat.

     (b) Any meeting of the Board or any committee thereof shall be a legal meeting without any notice thereof having been given if a quorum shall be present and all the directors then in office either shall be present thereat or shall execute waivers of notice.

     (c) A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of the adjournment shall be given to all directors who were absent at the time of the adjournment and, unless such time and place are announced at the meeting, to the other directors.

10.  ORGANIZATION OF MEETINGS.

     At each meeting of the Board, one of the following shall act as chairman of the meeting and preside thereat in the following order of precedence:

          (a) the Chairman of the Board, if there is one; or

          (b) the President, if a director; or

          (c) any director chosen by a majority of the directors present thereat.

     The chairman of the meeting shall appoint a person present at each meeting to act as secretary of such meeting and keep the minutes thereof. The order of business at each meeting of the Board shall be determined by the chairman of such meeting.

11.  COMMITTEES OF DIRECTORS.

     (a) The Board may, by resolution or resolutions adopted by a majority of the Entire Board, designate, from among its members, one or more committees which, to the extent provided in said resolution or resolutions, shall, except as otherwise provided by statute, have and may exercise the powers of the Board in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board.

     (b) The Board may by resolution designate Directors to act as alternate members of a committee to replace absent members at meetings of the committees. The committees shall report all proceedings to the Board and to the President as required from time to time.

12.  COMPENSATION.

     Each director who is not an employee of the Corporation, in consideration of his serving as a director, may receive from the Corporation such amount per annum and such fees and expenses incurred for attendance at meetings of the Board or of the committee, or both, as the Board may from time to time determine. Nothing contained in this Section shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

13.  WRITTEN CONSENTS.

     Unless otherwise restricted by the Certificate of Incorporation, any action required to be taken by the Board or any committee thereof may be taken without a meeting if all members of the Board or such committee consent in writing to the adoption of the resolution authorizing the action. The resolution and written consents thereto by the members of the Board or such committee shall be filed with the minutes of the proceedings of the Board or such committee.

                              ARTICLE IV - OFFICERS

1.   OFFICES, ELECTION, TERM.

     (a) Unless otherwise provided for in the certificate of incorporation, the officers shall be a President, one or more Vice-Presidents, a Secretary and a Treasurer, and such other officers as the Board determine from time to time, who shall have such duties, powers and functions as hereinafter provided. Each such officer shall be elected by the Board. Two or more offices may be held by the same person except no one person shall hold both the offices of President and Secretary. The Board may elect or appoint (and may authorize the President to appoint) such other officers (including one or more Vice Presidents, Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers) as it deems necessary who shall have such authority and shall perform such duties as the Board, or the President, may from time to time prescribe.

     (b) All officers shall be elected or appointed to hold office until the meeting of the Board following the next annual meeting of shareholders.

     (c) Each officer shall hold office for the term for which he is elected or appointed and until his successor has been elected or appointed and qualified or until his earlier death, resignation or removal.

2.   REMOVAL, RESIGNATION, SALARY, ETC.

     (a) Any officer may resign at any time by giving written notice of his resignation to the President or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or when received by the President or Secretary, as shall be determined by the Board.

     (b) Any officer, agent or employee may be removed, with or without cause, at any time by the Board or by the officer who appointed him.

     (c) A vacancy in any office may be filled for the unexpired portion of the term in the same manner as provided in these By-laws for the election or appointment to such office.

     (d) The salaries of all officers shall be fixed by the Board.

3.   PRESIDENT.

     The President shall be the chief executive officer of the Corporation, and, subject to the control of the Board, shall have the management, general direction and supervision over the business and affairs of the Corporation. The President shall, if present, preside at all meetings of shareholders and of the Board, and shall also have the powers and duties delegated to him by these By-laws and such other powers and duties as the Board may from time to time determine.

4.   VICE-PRESIDENTS.

     During the absence or disability of the President, the Vice-President, or if there are more than one, the Executive Vice-President, shall have all the powers and functions of the President. Each Vice-President shall perform such other duties as the Board shall prescribe.

5.   SECRETARY.

     The Secretary shall:

          (a) attend all meetings of the shareholders and of the Board and any committees, if any, thereof;

          (b) record all votes and minutes of all meetings in a book to be kept for that purpose;

          (c) give or cause to be given notice of all meetings of shareholders and of special meetings of the Board;

          (d) keep in safe custody the seal of the Corporation and, when authorized by the Board, affix it or cause it to be affixed to any instrument when the same has been signed on behalf of the Corporation by a duly authorized officer;

          (e) when required, prepare or cause to be prepared and available at each meeting of shareholders a certified list in alphabetical order of the names of shareholders entitled to vote thereat, indicating the number of shares of each respective class held by each;

          (f) keep all the documents and records of the Corporation as required by law or otherwise in a proper and safe manner and be custodian of all contracts, deeds, documents and other corporate papers, records (except accounting records) and indicia of title to properties (other than securities) owned by the Corporation as shall not be committed to the custody of another officer by the Board or by the President;

          (g) perform all duties and have all powers incident to the office of Secretary and perform such other duties as shall be assigned to him by the Board or the President.

6.   ASSISTANT SECRETARIES.

     During the absence or disability of the Secretary, the Assistant Secretary, or if there are more than one, the one so designated by the Secretary or by the Board, shall exercise all the powers and functions of the Secretary.

7.   TREASURER.

     The Treasuer shall:

          (a) have the custody of the corporate funds and securities;

          (b) keep full and accurate accounts of receipts and disbursements in the corporate books;

          (c) deposit all money and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board;

          (d) disburse the funds of the Corporation as may be ordered or authorized by the Board and preserve proper vouchers for such disbursements;

          (e) render to the President and Board at the regular meetings of the Board, or whenever they require it, an account of all his transactions as Treasuer and of the financial condition of the Corporation;

          (f) render a full financial report at the annual meeting of the shareholders if so requested;

          (g) be furnished by all corporate officers and agents at his request, with such reports and statements as he may require as to all financial transactions of the Corporation;

          (h) perform such other duties as are given to him by these By-laws or as from time to time are assigned to him by the Board or the President.

8.   ASSISTANT TREASURER.

     During the absence or disability of the Treasuer, the Assistant Treasuer, or if there are more than one, the one so designated by the Treasuer or by the Board, shall have all the powers and functions of the Treasuer.

9.   SURETIES AND BONDS.

     In case the Board shall so require, any officer or agent of the Corporation shall execute to the Corporation a bond in such sum and with such surety or sureties as the Board may direct, conditioned upon the faithful performance of his duties to the Corporation and including responsibility for negligence and for the accounting for all property, funds or securities of the Corporation which may come into his hands.

                          ARTICLE V - WAIVER OF NOTICES

     Whenever notice is required to be given by the Certificate of Incorporation, by these By-laws or by law, a waiver thereof in writing, signed by the person entitled to such notice, or by an attorney thereunto authorized, shall be deemed equivalent to notice, whether given before or after the time specified therein. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting, prior to the conclusion of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                      ARTICLE VI - CERTIFICATES FOR SHARES

1.   CERTIFICATES.

     Every owner of stock of the Corporation shall be entitled to have a certificate certifying the number of shares owned by him in the Corporation and designating the class of stock to which such shares belong, which shall otherwise be in such form as the Board shall prescribe. Each such certificate shall be signed by the President or a Vice President and by the Treasuer or the Secretary of the Corporation. Any of or all such signatures may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may nevertheless be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. Every certificate surrendered to the Corporation for exchange or transfer shall be canceled and a new certificate or certificates shall not be issued in exchange for any existing certificate until such existing certificate shall have been so canceled, except in cases provided for in Section 3 of this Article.

2.   STOCK RECORD.

     A stock record in one or more counterparts shall be kept of the name of the person, firm or corporation owning the stock represented by each certificate for stock of the Corporation issued, the number of shares represented by each such certificate, the date thereof and, in the case of cancellation, the date of cancellation.

3.   LOST OR DESTROYED CERTIFICATES.

     The Board may direct a new certificate or certificates be issued in place of any certificate or certificates theretofore issued by the Corporation, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

4.   TRANSFERS OF SHARES.

     (a) Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer book of the Corporation which shall be kept at its principal office.

     (b) Registration of transfer of shares of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, and on the surrender of the certificate or certificates for such shares properly endorsed or accompanied by a stock power duly executed. The Corporation shall be entitled to treat the holder of record of any shares as the holder in fact thereof and, accordingly, shall not be bound to recognize, any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of New York.

5.   REGULATIONS.

     The Board may make such rules and regulations as it may deem expedient, not inconsistent with these By-laws, concerning the issue, transfer and registration of certificates for stock of the Corporation.

                             ARTICLE VII - DIVIDENDS

     Subject to the provisions of the Certificate of Incorporation and to applicable law, dividends on the outstanding shares of the Corporation may be declared in such amounts and at such time or times as the Board may determine. Dividends may be paid in cash, in property or in shares or other securities of the Corporation or another corporation.

                          ARTICLE VIII - CORPORATE SEAL

     The Board shall provide a corporate seal which shall bear the full name of the Corporation and the year and state of its incorporation. The seal may be used by causing it to be impressed directly on the instrument or writing to be sealed, or upon adhesive substance affixed thereto. The seal on the certificates for shares or on any corporate obligation for the payment of money may be a facsimile, engraved or printed.

                ARTICLE IX - EXECUTION AND DELIVERY OF DOCUMENTS;
                      DEPOSITS; PROXIES; BOOKS AND RECORDS

1.   EXECUTION AND DELIVERY OF DOCUMENTS; DELEGATION.

     The Board shall designate the officers, employees and agents of the Corporation who shall have power to sign, countersign, execute, verify, acknowledge and deliver deeds, contracts, mortgages, bonds, debentures, checks, drafts and other orders for the payment of money and other instruments and documents for and in the name of the Corporation and may authorize such officers, employees and agents to delegate such power (including authority to redelegate) by written instrument to other officers, employees or agents of the Corporation.

2.   DEPOSITS.

     All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board, the President or any other officer of the Corporation to whom power in that respect shall have been delegated by the Board or these By-laws shall select.

3.   PROXIES IN RESPECT OF STOCK OR OTHER SECURITIES OF OTHER CORPORATIONS.

     The President or any officer of the Corporation designated by the Board shall have the authority from time to time to appoint and instruct an agent or agents of the Corporation to exercise, in the name and on behalf of the Corporation, the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation, to vote or consent in respect of such stock or securities and to execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, such written proxies, powers of attorney or other instruments as he may deem necessary or proper in order that the Corporation may exercise such powers and rights.

4.   BOOKS AND RECORDS.

     The books and records of the Corporation may be kept at such places within or without the State of New York as the Board may from time to time determine.

                             ARTICLE X - FISCAL YEAR

     The Board shall determine the fiscal year of the Corporation.

             ARTICLE XI - REFERENCES TO CERTIFICATE OF INCORPORATION

     Reference to the Certificate of Incorporation in these By-laws shall include all amendments thereto or changes thereof unless specifically excepted.

                          ARTICLE XII - BY-LAW CHANGES

1.   AMENDMENT, REPEAL, AND ADOPTION.

     Except as otherwise provided in the Certificate of Incorporation, the By-laws may be amended, repealed or adopted by vote of the holders of the shares at the time entitled to vote in the election of any directors. By-laws may also be amended, repealed or adopted by the Board except as otherwise provided in the Certificate of Incorporation, as prohibited by law and to the extent the By-laws indicate that any By-law may only be amended, repealed or adopted by the shareholders; provided that this Article may only be amended by the shareholders of the Corporation.

2.   ELECTION OF DIRECTORS.

     If any By-law regulating an impending election of directors is adopted, amended or repealed by the Board, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the By-law so adopted, amended or repealed, together with a concise statement of the changes made.

                         ARTICLE XIII - INDEMNIFICATION

1.   INDEMNIFICATION.

     (a) The Corporation shall indemnify any person made, or threatened to be made, a party to an action or proceeding (other than one by or in the right of the Corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type of kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the Corporation served in any capacity at the request of the Corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the Corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

     (b) The termination of any such civil or criminal action or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that any such director or officer did not act, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Corporation or that he had reasonable cause to believe that his conduct was unlawful.

     (c) A Corporation shall indemnify any person made, or threatened to be made, a party to an action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of any other corporation of any type or kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Corporation, except that no indemnification under this paragraph shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

     (d) The indemnification conferred in this Section 1 also shall include the right to be paid by the Corporation (and such successor) the expenses (including attorneys' fees) incurred in the defense of or other involvement in any such proceeding in advance of its final disposition; provided, however, that, if and to the extent the BCL requires, the payment of such expenses (including attorneys' fees) incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer to repay all amounts so paid in advance if and to the extent it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section 1 or otherwise; and provided further, that, such expenses incurred by other employees and agents may be so paid in advance upon such terms and conditions, if any, as the Board deems appropriate. Any repeal or modification of this Section 1 by the shareholders of the Corporation shall not adversely affect any right or protection of any person under this Section 1 existing immediately prior to the time at which such repeal or modification becomes effective.

2.   RIGHT OF CLAIMANT TO BRING ACTION AGAINST THE CORPORATION.

         If a claim under Section 1 of this Article XIII is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring an action against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the BCL for the Corporation to indemnify the claimant for the amount claimed or is otherwise not entitled to indemnification under Section 1 of this
Article XIII but the burden of proving such defense shall be on the Corporation. The failure of the Corporation (in the manner provided under the BCL) to have made a determination prior to or after the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the BCL shall not be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. Unless otherwise specified in an agreement with the claimant, an actual determination by the Corporation (in the manner provided under the BCL) after the commencement of such action that the claimant has not met such applicable standard of conduct shall not be a defense to the action, but shall create a presumption that the claimant has not met the applicable standard of conduct. Any repeal or modification of this Section 2 by the shareholders of he Corporation shall not adversely affect any right or protection of any person under this Section 2 existing immediately prior to the time at which such repeal or modification becomes effective.

3.   NON-EXCLUSIVITY.

     The rights to indemnification and advance payment of expenses provided by
Section 1 of this Article XIII shall not be deemed exclusive of any other rights to which those seeking indemnification and advance payment of expenses may be entitled including under any By-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

4.   SURVIVAL OF INDEMNIFICATION.

     The indemnification and advance payment of expenses and rights thereto provided by, or granted pursuant to, Section 1 of this Article XIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be director, officer, employee, partner or agent and shall inure to the benefit of the personal representatives, heirs, executors and administrators of such person.

5.   INSURANCE.

     The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, partner (limited or general) or agent of another corporation or of a partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise, against any liability asserted against such person or incurred by such person in any such capacity, or arising out of such person's status as such, and related expenses, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of the BCL.